Exhibit 10.2

SECURITIES AMENDMENT AGREEMENT

THIS SECURITIES AMENDMENT AGREEMENT (the “Agreement”), dated as of July 12, 2022, is entered into by and between Freight Technologies, Inc., a British Virgin Islands business company (the “Company”), and the parties identified as “Holders” on the signature page hereto (the “Holder”).

WHEREAS, the Company has issued the following series of preferred stock: Series Seed, Series A1-1, Series A2, and Series A4 (collectively, the “Series A Preferred”).

WHEREAS, pursuant to the Amended and Restated Securities Purchase Agreement (the “December Purchase Agreement”), dated as of February 9, 2022, between the Company (formerly known as Hudson Capital Inc.) and the purchasers thereto, the Company issued Series A Ordinary Share Purchase Warrants (the “Series A Warrants”), Series B Ordinary Share Purchase Warrants (the “Series B Warrants”), Series C Ordinary Share Purchase Warrants (the “Series C Warrants”), and Series D Ordinary Share Purchase Warrants (the “Series D Warrants” and together with the Series A Warrants, Series B Warrants, and Series C Warrants, the “Warrants”).

WHEREAS, pursuant to the Securities Purchase Agreement (the “January Purchase Agreement”), dated as of February 9, 2022, between the Company (formerly known as Hudson Capital Inc.) and the purchasers thereto, the Company amended its Memorandum and Articles of Association (the “Memorandum and Articles”) to issue Series B Convertible Preferred Stock (the “Series B Preferred”).

WHEREAS, in connection with the January Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Agreement”).

WHEREAS, pursuant to the terms herein, the Company and the Holder have agreed to amend the Series A Preferred, the Series B Preferred, the Registration Agreement, and the Warrants.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agrees as follows:

1. Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the December Purchase Agreement and the January Purchase Agreement, as applicable.

2. Amendment to the Series A Preferred. Subject to the terms and conditions herein, the Company and the Holders hereby agree to amend and to restate in its entirety the Series A Preferred. Accordingly, the Company’s memorandum and articles of association pertaining to its Series A Preferred shall be amended to remove the anti-dilution provision following a reset of the conversion price as follows:

●	Series Seed: $36.01 (using a stated value, post reverse split, of $36.01)
●	Series A1-A: $1.40 (using a stated value, post reverse split, of $2.09)
●	Series A2: $1.40 (using a stated value, post reverse split, of $3.12)
●	Series A4: $2.60 (using a stated value, post reverse split, of $3.89)

In addition, the conversion ratio of the Series A Preferred shall be amended and as follows:

●	Series Seed: 1.00
●	Series A1-A: 1.49
●	Series A2: 2.23
●	Series A4: 1.50

3. Amendment to the Warrants. Subject to the terms and conditions herein, the Company and the Holders hereby agree to amend and to restate in their entirety the Warrants as set forth in Exhibit A attached hereto (such amended and restated Warrants, the “A&R Warrants”). The Company shall promptly deliver to the Holders their respective A&R Warrant which includes the amendment set forth herein, in each case in exchange for the destruction of and cancellation of the Holders’ original Warrants.

4. Amendment to the Series B Preferred. Subject to the terms and conditions herein, the Company and the Holders hereby agree to amend and to restate in its entirety the Series B Preferred. Accordingly, the Company’s memorandum and articles of association pertaining to its Series B Preferred shall be amended to remove the anti-dilution provision following a reset of the conversion price to $1.40 (using a stated value, post reverse split, of $6.60). In addition, the conversion ratio of the Series B Preferred shall be amended from 1:1 to 1:4.71.

5. Amendment to the Registration Agreement. Subject to the terms and conditions herein, the Company and the Holders hereby agree to amend and to restate in its entirety the Registration Agreement in accordance with the Exhibit B attached hereto.

6. Market Standstill. The Company agrees not to issue any registered securities prior to July 27, 2022.

7. Representations and Warranties. The Company hereby makes to the Holder the following representations and warranties:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Bring Down of Representations and Warranties. The Company expressly reaffirms that each of the Company’s representations and warranties set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule thereto), continues to be true, accurate and complete in all material respects as of the date hereof and the Company hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement (unless as of a specific date therein).

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8. Representations and Warranties of the Holder. Each Holder hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Bring Down of Representations and Warranties. Each Holder expressly reaffirms that each of the Holder’s representations and warranties set forth in the December Purchase Agreement and the January Purchase Agreement continues to be true, accurate and complete in all material respects as of the date hereof and the Holder hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement (unless as of a specific date therein).

The Company acknowledges and agrees that the representations contained in this Section 5 shall not modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

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9. Miscellaneous.

(a) This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. The Company shall pay the fees and expenses of its and each Holder’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(c) Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

(d) This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules. The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement. The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York. Each party waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any party hereto in the manner authorized by applicable law or court rule.

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EXHIBIT A – AMENDED WARRANTS

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EXHIBIT B – AMENDED RIGHTS AGREEEMNT

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IN WITNESS WHEREOF, this Securities Amendment Agreement is executed as of the date first set forth above.

FREIGHT TECHNOLOGIES, INC.

By:
Name:
Title:

[signature page of Holder to follow]

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SIGNATURE PAGE OF HOLDER TO

SECURITIES AMENDMENT AGREEMENT

BY AND AMOUNG FREIGHT TECHNOLOGIES, INC. AND

THE HOLDERS THEREUNDER

Name of Holder: ___________________________________

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________________

[Signature Pages Continue]